Exhibit 99.1

Duke Energy Corporation

Unaudited Pro Forma Condensed Consolidated Financial Information

Description of Unaudited Pro Forma Financial Information

The accompanying unaudited pro forma condensed consolidated financial information has been prepared to reflect the announced intent of Duke Energy Corporation (“Duke Energy”) to separate its natural gas transmission & storage, distribution and gathering & processing businesses from the rest of Duke Energy (the “GasCo Spin”). The accompanying Unaudited Pro Forma Condensed Consolidated Statements of Operations give effect to the GasCo Spin as if it had occurred on January 1, 2005. The accompanying pro forma capitalization information gives effect to the GasCo Spin as if had occurred on June 30, 2006.

The unaudited pro forma condensed consolidated financial information should be read in conjunction with the:

•	Accompanying notes to the Unaudited Pro Forma Condensed Consolidated Statements of Operations;
•	Separate historical financial statements of Duke Energy as of and for the year ended December 31, 2005, included in the Duke Energy Form 10-K for the year ended December 31, 2005;
•	Separate unaudited historical financial statements of Duke Energy as of and for the six-month period ended June 30, 2006, included in the Duke Energy Quarterly Report on Form 10-Q for the quarter ended June 30, 2006;
•	Separate audited and unaudited pro forma financial statements for Duke Capital LLC (“Duke Capital”) and GasCo, respectively, included in the Gas SpinCo, Inc. (“GasCo”) registration statement on Form 10 filed September 7, 2006.

The historical financial information of Duke Energy as of and for the six months ended June 30, 2006 reflected in the accompanying unaudited pro forma condensed consolidated financial information is unaudited. The historical financial information of Duke Energy for the year ended December 31, 2005 reflected in the accompanying unaudited pro forma condensed consolidated financial information is derived from the audited financial statements of Duke Energy, but does not include all disclosures required by accounting principles generally accepted in the United States of America. The unaudited pro forma condensed consolidated financial information is provided for informational purposes only, and is not necessarily indicative of what Duke Energy’s results of operations actually would have been had the GasCo Spin been completed at the dates indicated. In addition, the unaudited pro forma condensed consolidated financial information does not purport to project the future financial position or operating results of Duke Energy or GasCo. The unaudited pro forma condensed consolidated financial information does not reflect any incremental governance, administrative or other costs that might be incurred subsequent to the GasCo Spin by either Duke Energy or GasCo as any such amounts are not currently estimable.

GasCo Spin

On June 27, 2006, the Board of Directors of Duke Energy approved a plan to pursue the GasCo Spin. The separation will occur through a distribution to Duke Energy’s shareholders of all of the shares of common stock of GasCo, which will hold all of the assets and liabilities of the natural gas transmission & storage, distribution and gathering & processing businesses. Once the transaction is completed, Duke Energy’s shareholders will own 100 percent of the equity in both Duke Energy and a new gas company. The new gas company, which is referred to herein as “GasCo,” will consist primarily of Duke Energy’s Natural Gas Transmission (DEGT) and Field Services business units, including Duke Energy’s 50-percent ownership interest in Duke Energy Field Services (“DEFS”).

Prior to the distribution, Duke Energy will implement an internal reorganization pursuant to which certain businesses and assets of Duke Capital, a wholly-owned subsidiary of Duke Energy, other than Duke Energy’s natural gas transmission and storage, distribution, and gathering and processing businesses (e.g. Crescent Resources, Inc., DukeNet, and Duke Energy International), will be transferred to Duke Energy. Duke Capital will then be transferred to and will thereafter be a direct, wholly-owned subsidiary of GasCo. The accompanying unaudited pro forma condensed consolidated financial information reflects management’s current estimate of the results of the reorganization and transfers but is subject to change as the reorganization and transfer plans are finalized between now and the date of the GasCo Spin.

Duke Energy’s Board of Directors believes that creating a separate gas company will increase value to, and is in the best interests of, its shareholders. Duke Energy is targeting a January 1, 2007 effective date for the transaction and expects the transaction to qualify for tax-free treatment for U.S. federal income tax purposes to both Duke Energy and its shareholders.

The GasCo Spin pro forma amounts are derived from the pro forma condensed consolidated financial statements presented in the GasCo registration statement on Form 10, filed September 7, 2006.

DEFS Disposition Transaction

Duke Energy’s historical results of operations subsequent to July 1, 2005 reflect the effects of the reduction of Duke Energy’s ownership interest in DEFS from 69.7% to 50%, which resulted in Duke Energy and ConocoPhillips becoming equal 50% owners in DEFS. As a result of this transaction, subsequent to July 1, 2005, DEFS is no longer consolidated into Duke Energy’s historical consolidated financial statements and is accounted for as an equity method investment.

In February 2005, DEFS sold its wholly-owned subsidiary Texas Eastern Products Pipeline Company, LLC (“TEPPCO GP”), which is the general partner of TEPPCO Partners, LP (“TEPPCO LP”), and Duke Energy sold its limited partner interest in TEPPCO LP, in each case to Enterprise GP Holdings LP, an unrelated third party. As these TEPPCO sale transactions were contemplated in connection with and directly related to the DEFS transaction discussed in the preceding paragraph, these transactions are collectively referred to herein as the “DEFS Disposition Transaction.” The accompanying Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2005 assumes the DEFS Disposition Transaction was completed as of January 1, 2005. Therefore, the results of operations for DEFS’ and Duke Energy’s investments in TEPPCO LP as well as the gains recognized on the TEPPCO sale transactions have been removed from the accompanying Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2005.

Application of Article 11 of Regulation S-X

The accompanying unaudited pro forma condensed consolidated financial information is being furnished to illustrate the approximate scope of change in Duke Energy’s historical results of operations from the anticipated continuing impact of the GasCo Spin, including the DEFS Disposition Transaction since the DEFS operations are intended to become part of GasCo. The accompanying pro forma financial information focuses on the GasCo spin as this information is being furnished concurrent with the filing of the Form 10 registration statement by GasCo, which includes certain unaudited GasCo pro forma financial information. Accordingly, the accompanying unaudited pro forma condensed consolidated financial information is not intended to portray other significant events or transactions which have occurred or may be probable of occurring as would or may be required by SEC Regulation S-X Article 11 – Pro Forma Financial Information. Specifically, the accompanying pro forma financial information does NOT reflect the pro forma effects of any of the following:

•	On April 3, 2006, in accordance with their previously announced merger agreement, Duke Energy Corporation, a North Carolina corporation (subsequently renamed Duke Power Company LLC) (“Old Duke Energy”) merged with Cinergy Corp. (“Cinergy”), whereby each became wholly-owned subsidiaries of a new, holding company Duke Energy Holding Corp. (subsequently renamed Duke Energy Corporation). As a result of the merger transactions, each outstanding share of Cinergy common stock was converted into 1.56 shares of common stock of Duke Energy, which resulted in the issuance of approximately 313 million shares. Additionally, each share of common stock of Old Duke Energy was converted into one share of Duke Energy common stock. The Cinergy/Duke Energy merger is reflected in Duke Energy’s historical results, and therefore in the accompanying Pro Forma Unaudited Condensed Consolidated Statement of Operations, for the period subsequent to the closing of the merger.
•	In June 2006, Duke Energy announced an agreement to sell Cinergy Marketing and Trading, L.P. (“CMT”) and Cinergy Canada, Inc. (“Cinergy Canada”), Duke Energy’s commercial marketing and trading business (the “CM&T Sale”). Under the agreement, Duke Energy will sell CMT and Cinergy Canada, as well as certain trading contracts of The Cincinnati Gas & Electric Company. The CM&T sale qualified for discontinued operations presentation and therefore the results for the operations being sold are not reflected in the accompanying Unaudited Pro Forma Condensed Consolidated Statements of Operations. If the Cinergy/Duke Energy merger had been reflected in the attached Unaudited Pro Forma Condensed Consolidated Statements of Operations for periods prior to the actual closing of the Cinergy/Duke Energy merger, the CM&T Sale would also have been presented to portray the pro forma effects of this transaction.
•	In May 2006, the Duke Energy Board of Directors authorized management to explore the creation of a joint venture for Crescent Resources, its real estate development business. Management continues to actively pursue this plan.

DUKE ENERGY CORPORATION

Unaudited Selected Pro Forma Financial Information (1)

As of and for the Six Months Ended June 30, 2006

(In millions)

	Duke Energy Historical	Less: GasCo Pro Forma Spin		Duke Energy Pro Forma for GasCo Spin
CAPITALIZATION
Debt
Current maturities of long-term debt (including notes payable and commercial paper)	$2,643	$612		$2,031
Long-term debt	18,574	8,098		10,476
Total Debt	21,217	8,710		12,507

Total Equity	25,670	6,165		19,505
Minority Interests	745	494		251
Total Capitalization	$47,632	$15,369		$32,263

EBIT BY BUSINESS SEGMENT
US Franchised Electric and Gas	$710	$—		$710
Natural Gas Transmission	799	799		—
Field Services	292	292		—
Commercial Power	(7)	—		(7)
International Energy	113	(50	)(3)	163
Crescent	216	—		216
Total reportable segment EBIT	2,123	1,041		1,082
Other	(232)	(97)		(135)
Total reportable segment EBIT and other EBIT	1,891	944		947
Interest expense	(589)	(305)		(284)
Interest income and other (2)	52	15		37
Consolidated earnings from continuing operations before income taxes	$1,354	$654		$700

(1)	See accompanying Description of Unaudited Pro Forma Financial Information and Unaudited Pro Forma Consolidated Statement of Operations.
(2)	Other includes foreign currency transaction gains and losses and additional minority interest not allocated to the segment results.
(3)	Includes Segment EBIT for Compañía de Servicios de Compresión de Campeche, S.A. de C.V. (“Campeche”).

DUKE ENERGY CORPORATION

Unaudited Selected Pro Forma Financial Information (1)

For the Year Ended December 31, 2005

(In millions)

	Duke Energy Historical	Less: GasCo Pro Forma Spin		Less: DEFS Disposition Transaction	Duke Energy Pro Forma for GasCo Spin
EBIT BY BUSINESS SEGMENT
US Franchised Electric	$1,495	$—		$—	$1,495
Natural Gas Transmission	1,388	1,388		—	—
Field Services	1,946	335		1,611	—
DENA	—	—		—	—
International Energy	314	(18	)(3)	—	332
Crescent	314	—		—	314
Total reportable segment EBIT	5,457	1,705		1,611	2,141
Other	(645)	(288)		—	(357)
Total reportable segment EBIT and other EBIT	4,812	1,417		1,611	1,784
Interest expense	(1,062)	(607)		(81)	(374)
Interest income and other (2)	66	33		21	12
Consolidated earnings from continuing operations before income taxes	$3,816	$843		$1,551	$1,422

(1)	See accompanying Description of Unaudited Pro Forma Financial Information and Unaudited Pro Forma Consolidated Statement of Operations.
(2)	Other includes foreign currency transaction gains and losses and additional minority interest not allocated to the segment results.
(3)	Includes Segment EBIT for Campeche.

DUKE ENERGY CORPORATION

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Six Months Ended June 30, 2006

(In millions)

	Duke Energy Historical	Less: GasCo Pro Forma Spin	Plus: Other Pro Forma Adjustments		Duke Energy Pro Forma for GasCo Spin
Operating Revenues	$7,174	$2,468	$20	(a)	$4,726
Operating Expenses
Natural gas and petroleum products purchased	1,169	867	10	(a)	312
Fuel used in electric generation and purchased power	1,370	—	—		1,370
Depreciation and amortization	960	241	—		719
Operation, maintenance and other	2,302	676	10	(a)	1,636
Total operating expenses	5,801	1,784	20		4,037
Gains on Sales of Investments in Commercial and Multi-Family Real Estate	171	—	—		171
Gains on Sales of Other Assets, net	22	28	—		(6)
Operating Income	1,566	712	—		854
Other Income and Expenses
Equity in earnings of unconsolidated affiliates	369	316	—		53
Gains (Losses) on sales and impairments of equity investments	(20)	(17)	—		(3)
Other income and expenses, net	58	(30)	—		88
Total other income and expenses	407	269	—		138
Interest Expense	589	305	—		284

Minority Interest Expense	30	22	—		8
Earnings From Continuing Operations Before Income Taxes	1,354	654	—		700
Income Tax Expense from Continuing Operations	433	261 (b)	—		172 (b)
Income From Continuing Operations	921	393	—		528
Dividends and Premiums on Redemptions of Preferred and Preference Stock	—	—	—		—
Income from Continuing Operations Available for Common Stockholders	$921	$393	$—		$528

See accompanying Description of Unaudited Pro Forma Financial Information which is an integral part of this statement.

(a)	Adjusts for intercompany balances already reflected in GasCo Spin financial statements as if they were third party.
(b)	The tax rates reflected are not indicative of expected future effective tax rates for either GasCo or Duke Energy.

DUKE ENERGY CORPORATION

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Year Ended December 31, 2005

(In millions)

	Duke Energy Historical	Less: DEFS Disposition Transaction	Less: GasCo Pro Forma Spin	Plus: Other Pro Forma Adjustments		Duke Energy Pro Forma for GasCo Spin
Operating Revenues	$16,746	$5,286	$4,132	$81	(a)	$7,409
Operating Expenses
Natural gas and petroleum products purchased	6,279	4,518	1,303	38	(a)	496
Fuel used in electric generation and purchased power	1,584	—	—	—		1,584
Depreciation and amortization	1,728	143	458	—		1,127
Operation, maintenance, and other	4,264	427	1,141	43	(a)	2,739
Total operating expenses	13,855	5,088	2,902	81		5,946
Gains on Sales of Investments in Commercial and Multi-Family Real Estate	191	—	—	—		191
Gains on Sales of Other Assets, net	534	579	11	—		(56)
Operating Income	3,616	777	1,241	—		1,598
Other Income and Expenses
Equity in earnings of unconsolidated affiliates	479	(200)	553	—		126
Gains (Losses) on sales of equity investments	1,225	1,243	(18)	—		—
Other income and expenses, net	96	291	(294)	—		99
Total other income and expenses	1,800	1,334	241	—		225
Interest Expense	1,062	81	607	—		374
Minority Interest Expense	538	479	32	—		27
Earnings From Continuing Operations Before Income Taxes	3,816	1,551	843	—		1,422
Income Tax Expense from Continuing Operations	1,283	570	361 (b)	—		352	(b)
Income From Continuing Operations	2,533	981	482	—		1,070
Dividends and Premiums on Redemptions of Preferred and Preference Stock	12	—	—	—		12
Income from Continuing Operations Available for Common Stockholders	$2,521	$981	$482	$—		$1,058

See accompanying Description of Unaudited Pro Forma Financial Information which is an integral part of this statement.

(a)	Adjusts for intercompany balances already reflected in GasCo Spin financial statements as if they were third party.
(b)	The tax rates reflected are not indicative of expected future effective tax rates for either GasCo or Duke Energy.